medical practice income, inc.

Financial Statements

As of September 30, 2019 and for the Period from March 1, 2019 (Inception) through September 30, 2019

And Report of Independent Auditor

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

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INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of Medical Practice Income, Inc.

We have audited the accompanying financial statements of Medical Practice Income, Inc. (the “Company”) which comprise the balance sheet as of September 30, 2019, and the related statements of income, stockholders’ deficit, and cash flows for the period from March 1, 2019 (“Inception”) through September 30, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations and its cash flows for the period from Inception through September 30, 2019 in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues and has incurred losses since inception which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/: Cherry Bekaert LLP

Tampa, Florida

December 18, 2019

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Medical Practice Income, Inc.

Balance Sheet

September 30, 2019

Assets
Current Assets:
Due from related party	$10,285
Total Assets	$10,285

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and other current liabilities	$5,194
Advances from and accruals due to related party	58,414
Total current liabilities	63,608

Convertible note payable, related party	20,069

Total liabilities	83,677

Stockholders’ Deficit:
Common stock, 100,000,000 shares authorized, $0.0001 par value;
Class A – 10,000 shares issued and outstanding.	1
Class B – 2,162,600 shares issued and outstanding.	216
Accumulated deficit	(73,609)
Total stockholders’ deficit	(73,392)
Total liabilities and stockholders’ deficit	$10,285

See accompanying notes to the financial statements.

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Medical Practice Income, Inc.

Statement of Operations

March 1, 2019 (Inception) to September 30, 2019

Revenue	$-

Costs and Expenses:
General and administrative	819
Research and development	72,721
Total expenses and net operating loss	73,540

Interest expense	(69)

Net loss	$(73,609)

See accompanying notes to the financial statements.

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Medical Practice Income, Inc.

Condensed Statement of Stockholders’ Deficit

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance March 1, 2019 (Inception)	-	$-	-	$-	$-	$-	$-
Issuance of common stock	10,000	1	2,162,600	216	-	-	217
Net loss	-	-	-	-	-	(73,609)	(73,609)
Balance September 30, 2019	10,000	$1	2,162,600	$216	$-	$(73,609)	$(73,392)

See accompanying notes to the financial statements.

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Medical Practice Income, Inc.

Statement of Cash Flows

March 1, 2019 (Inception) to September 30, 2019

Operating activities
Net loss	$(73,609)
Changes in net assets and liabilities:
Increase in accrued interest	69
Increase in due from related party	(10,285)
Increase in accounts payable and accrued expenses	5,194
Cash flows from operating activities	(78,631)

Financing activities:
Proceeds of related party advances	58,414
Proceeds from sale of common stock	217
Issuance of convertible note payable, related party	20,000
Cash from financing activities	78,631

Change in cash	-
Cash - beginning of year	-
Cash - end of period	$-

See accompanying notes to the financial statements.

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Medical Practice Income, Inc.

Notes to the Financial Statements

Note 1. The Company

Medical Practice Income, Inc. (“Medical Practice Income,” the “Company”, “we,” “us,” “our”) was incorporated in Florida on February 25, 2019. The Company currently is a development stage company focused on the development of value-based healthcare, informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s intellectual properties, products and information service development portfolio is directed towards prevention, early detection, management and reversal of chronic diseases. The Company’s principle objectives are to develop proprietary software tools and approaches, providing more granular, timely and specific clinical decision making information for practicing physicians to address todays now younger, obese, diabetic and cardiovascular disease population.

Effective March 1, 2019 (“Inception”), the Company’s sole director contributed services and paid expenses previously incurred in anticipation of the formation of the Company. Accordingly, the balance sheets and related statements of operations, stockholders’ equity and cash flows reflect activity prior to the Company’s date of incorporation.

Note 2. Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception, has negative operational cash flows and has no revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company’s business is dependent upon its ability to achieve profitability and positive cash flows and, pending such achievement, future issuances of equity or other financings to fund ongoing operations. However access to such funding may not be available on commercially reasonable terms, if at all. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern arise from this uncertainty.

Note 3. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Accounting Policies

Use of Estimates: The preparation of the condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. As of September 30, 2019 the Company had no cash and cash equivalents.

Revenue Recognition: The Company is in the development stage and has yet to realize revenues from operations. Once the Company begins to generate revenues, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Research and Development: Research and development expense is primarily related to developing and improving methods related to the Company’s Software as a Service (SaaS) platform. Research and development expenses are expensed when incurred. During the period ended September 30, 2019 there were $72,721 of research and development expenses incurred.

Income Taxes: Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2019, there is a full valuation allowance on all deferred tax assets due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Impact of recently issued accounting standards

There were no new accounting pronouncements that had a significant impact on the Company’s operating results or financial position.

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Note 4. Stockholders Equity

Effective May 31, 2019, the Board of Directors approved the Amended and Restated Articles of Incorporation (the “Articles”). The Articles authorized 100,000,000 shares of capital stock consisting of two classes of shares and a par value of $0.0001. The rights and privileges of Class A and Class B Common Stock are pari passu in all respects but for the holders of the Class A Common Stock are entitled to one vote for each share held and the holders of the Class B Common Stock have no voting rights.

During the period ended September 30, 2019, 10,000 shares of Class A Common Stock were issued to the sole director of the Company, 1,787,600 shares of Class B Common Stock were issued to unrelated parties and 375,000 shares of Class B Common Stock were issued to the shareholder referenced in Note 5.

As of September 30, 2019, 10,000 shares of Class A Common Stock and 2,162,600 shares of Class B Common Stock are issued and outstanding.

Note 5. Convertible Note Payable, Related Party

Effective September 12, 2019, the Company issued a Convertible Promissory Note (the “Note”) in the principal amount of up to $55,000 to a shareholder. This Note bears interest at the rate of 12% per annum and principal plus any accrued but unpaid interest is due and payable on January 1, 2021. The Note is being funded incrementally up to the $55,000. The Note is convertible at the option of the holder into shares of Class B common stock at a price of $0.25 per share. As of September 30, 2019 $20,000 had been funded and the Note had accumulated $69 of accrued interest.

Note 6. Related Party Transactions

Due to Related Party: Amounts due to related party consist of non-interest bearing cash advances received from the sole director of the Company and totaled $58,414 at September 30, 2019 and are due on demand.

Due from related party: Amounts due from related party consist of proceeds from convertible notes payable (Note 5) in the possession of the sole director of the Company as of September 30, 2019. Such amounts are non-interest bearing and due on demand.

Convertible note payable, related party: See Note 5.

Consulting agreement – During the period ended September 30, 2019, the Company entered into a consulting agreement with the shareholder referenced in Note 5. The terms of the agreement provide that in exchange for certain consulting services the consultant received 300,000 shares of Class B Common Stock immediately upon execution of the agreement. Further the agreement provides for the granting of 75,000 additional shares annually beginning on the effective date of the agreement. As of September 30, 2019 375,000 had been granted under the terms of the agreement.

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